UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2012

WEINGARTEN REALTY INVESTORS

(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 866-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 8, 2012, Weingarten Realty Investors (“the Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 121,105,380 shares of the Company’s common shares of beneficial interest (“common shares”) were entitled to vote as of March 12, 2012, the record date for the Annual Meeting. There were 110,897,987 common shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders of the Company at the Annual Meeting, and the final voting results of each proposal.

(1)      The shareholders elected each of the nine nominees to the Board of Trust Managers for a one-year term, as follows:

TRUST MANAGER	FOR	WITHHELD

Andrew M. Alexander	90,452,419	870,461
Stanford Alexander	87,340,247	3,982,633
James W. Crownover	89,175,325	2,147,555
Robert J. Cruikshank	89,087,455	2,235,425
Melvin A. Dow	87,302,604	4,020,276
Stephen A. Lasher	89,040,967	2,281,913
Douglas W. Schnitzer	90,209,814	1,113,066
C. Park Shaper	90,131,615	1,191,265
Marc J. Shapiro	89,222,295	2,100,585

There were 19,575,107 broker non-votes with respect to the election of the Board of Trust Managers.

(2)      The shareholders ratified the appointment of Deloitte & Touche LLP as our independent accountants, as follows:

FOR	110,029,351
AGAINST	724,723
ABSTAIN	143,913

(3)      The shareholders approved, on an advisory basis, the compensation awarded to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2012 Proxy Statement, as follows:

FOR	88,702,051
AGAINST	2,358,180
ABSTAIN	262,649
BROKER NON-VOTES	19,575,107

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/Chief Accounting Officer

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